UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): March 1, 2010
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 815-7700
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers
     On March 1, 2010, Blair W. Todt, Senior Vice President, General Counsel and Secretary resigned from his position with MedCath Corporation (the “Company”). Mr. Todt will remain with the Company for up to 30 days and then assume a post as Senior Vice President and Chief Compliance Officer with another healthcare company.
Item 5.07 Submission of Matters to a Vote of Security Holders
     The Company’s annual meeting of stockholders was held on March 3, 2010. The stockholders elected the remaining nominees for Class III Directors. Directors whose terms of office continued after the annual meeting are Robert S. McCoy Jr., Galen D. Powers, James A. Deal, Woodrin Grossman, John T. Casey, and O. Edwin French. In addition, the stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm for the fiscal year ending September 30, 2010. The votes on these proposals were as follows:
1. Election of Class III Directors:

	Common Share	Common Share
Directors	Votes For:	Votes Withheld:
Pamela G. Bailey	16,465,301	675,477
Jacque J. Sokolov, M.D.	16,465,146	675,632
2. Ratification of selection of Deloitte & Touche LLP as independent registered public accounting firm for the fiscal year ending September 30, 2010:

Common Share Votes	Common Share Votes	Common Share Votes	Common Share
For:	Against:	Abstain:	Broker Non-Votes:
18,427,225	83,762	10,228	-0-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: March 5, 2010	By:	/s/ James A. Parker
James A. Parker
Executive Vice President and Chief Financial Officer